SHARE PURCHASE AGREEMENT

THIS AGREEMENT is made as of the 23rd day of May, 2006

AMONG:

          HUGO INTERNATIONAL TELECOM, INC., a company formed pursuant to the laws of the State of Delaware and having an office for business located at 535 West 34th Street, Suite 203, New York, New York 10001 ("Purchaser")

AND:

          GREENSHIFT CORPORATION, a company formed pursuant to the laws of the State of Delaware and having an office for business located at 535 West 34th Street, Suite 203, New York, New York 10001 ("Seller")

WHEREAS:

A.   Seller owns  1,000,000  shares of the common stock of Mean Green  BioFuels,
     Inc.  ("GMGB"),   which  shares  correspond  to  100%  of  the  issued  and
     outstanding capital stock of MGB (the "Acquisition Shares");

B. MGB owns 100% of the issued and outstanding capital stock of each of Mean Green Biodiesel #1, Inc., Mean Green Biodiesel #2, Inc., and Mean Green Biodiesel #3, Inc. (individually, "Sub #1", "Sub #2", and "Sub #3", and, collectively, the "MGB Subsidiaries");

C. MGB has been approved for $20 million in equity financing to support the construction by Sub #1 of a 45 million gallon per year biodiesel production facility at a confidential location in the United States;

D. Seller currently beneficially owns 300,000 shares of Purchaser's Series B Preferred Stock (the "Redemption Shares");

E. Purchaser is a reporting company whose common stock is quoted on the NASD Bulletin Board; and,

F. Purchaser desires to purchase and acquire and Seller desires to sell, convey, assign and transfer, or cause to be sold, conveyed, assigned and transferred, to Purchaser, the Acquisition Shares and the Redemption Shares pursuant to this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                 THE ACQUISITION

Section 1.1        Purchase and Sale of Acquisition Shares and Redemption Shares

Seller hereby agrees to sell to Purchaser the Acquisition Shares and the Redemption Shares in exchange for the payment of the Purchase Price on the Closing Date and to transfer to Purchaser on the Closing Date a 100% undivided interest in and to the Acquisition Shares and Redemption Shares free from all liens, mortgages, charges, pledges, encumbrances or other burdens with all rights now or thereafter attached thereto, except as otherwise referred to herein.

Section 1.2        The Purchase Price

In consideration for the Acquisition Shares and Redemption Shares, Purchaser agrees to issue to Seller a total of ONE MILLION (1,000,000) shares of Purchaser's new Series C Preferred Stock which shares have such rights as set forth in the Purchaser Series C Preferred Stock Certificate of Designations, attached hereto as Exhibit A (the "HGOI Shares"), and assume certain Seller debt in the amount of ONE MILLION NINE HUNDRED FORTY NINE SIX HUNDRED THIRTY ONE DOLLARS ($1,949,631) pursuant to that certain Secured Convertible Debenture, attached hereto as Exhibit C.

                                   ARTICLE II
                                   THE CLOSING

Section 2.1       Closing

The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place on or before June 30, 2006 at Purchaser's place of business (the date of the Closing being herein referred to as the "Closing Date").

Section 2.2       Deliveries at Closing

     (a)  At the Closing, the Seller shall deliver to the Purchaser:

          (i) duly executed instruments or other evidence to transfer to Purchaser the Acquisition Shares and Redemption Shares;

          (ii) any documents or certificates that are necessary to transfer to Purchaser good, clear and marketable title all of the Acquisition Shares and Redemption Shares;

          (iii) all opinions, certificates and other instruments and documents required by the terms of this Agreement to be delivered by Seller at or prior to Closing or otherwise required in connection with the Acquisition.

     (b)  At the Closing, the Purchaser shall deliver to the Seller:

          (i) share certificates representing the HGOI Shares duly issued in the name of Seller;

          (ii) a duly executed Assignment and Assumption Agreement (attached hereto as Exhibit B) relative to the assumption by the Purchaser of the Secured Convertible Debenture;

          (iii) copies of such resolutions of the directors of Purchaser as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

          (iv) all documents required to be delivered by Purchaser to Seller at or prior to the Closing Date in connection with this Agreement.

Section 2.3       Post-Closing Matters

Forthwith after the Closing, the parties, as the case may be, agree to use all their best efforts to:

     (a)  file  an   information   statement  for  Purchaser  and  amendment  to
          Purchaser's articles of incorporation authorizing and effecting a name change to "GS AgriFuels Corporation."

                                   ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Purchaser represents and warrants that as of the date hereof and as of the Closing Date, the following representations shall be true and correct and in full force and effect:

Section 3.1       Organization and Good Standing

Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where qualification as a foreign corporation or otherwise is required to conduct its business.

Section 3.2       Authority, Approvals and Consents

Purchaser has the corporate power and authority to enter into this Agreement and to perform their obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and validly approved by the Board of Directors of Purchaser and by their respective stockholders and no other corporate or other proceedings on the part of Purchaser are necessary to authorize and approve this Agreement and the transactions contemplated hereby. Purchaser hereby expressly represents that they have fully and properly complied with all aspects of applicable Delaware corporate law in entering into this Agreement and for consummating the transactions contemplated hereunder. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

Section 3.3       Consents and Approvals

No consent, approval, or authorization of, or declaration, filing, or registration with, any Governmental Entity will be required to be made or obtained by Purchaser in connection with the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.4       No Violations

Neither the execution, delivery, or performance of this Agreement by Purchaser, nor the consummation by Purchaser of the transactions contemplated hereby, nor compliance by Purchaser with any of the provisions hereof will (a) conflict with or result in any breach of any provisions of the certificate of incorporation or bylaws of the Purchaser, (b) result in a violation, or breach of, or constitute (with or without due notice or lapse of time) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension or revocation) under any of the terms, conditions or provisions of any contract, agreement or any material note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which Purchaser is a party or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser, except in the case of clauses (b) or (c) for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions or revocations that would not be reasonably likely to have a Material Adverse Effect.

Section 3.5       Binding Nature

This Agreement shall be, when duly executed and delivered, a legally binding obligation of the Purchaser enforceable in accordance with its terms.

Section 3.6       Non-Merger and Survival

The representations and warranties of Purchaser contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Seller, the representations and warranties of Purchaser shall survive the Closing.

                                   ARTICLE IV
                               GENERAL PROVISIONS

Section 4.1       Expenses

Each of the Parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, or others engaged by such Party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

Section 4.2       Paragraph Headings and Language Interpretations

The paragraph headings contained herein are for reference only and shall not be considered substantive provisions of this Agreement. The use of a singular or plural form shall include the other form, and the use of a masculine, feminine or neuter gender shall include the other genders, as applicable.

Section 4.3       Notices

All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand, or (c) the expiration of five (5) business days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

         (a) If to the Purchaser, to:

                  Hugo International Telecom, Inc.
                  535 West 34th Street, Suite 203
                  New York, New York 10001
                  Attn: Kevin Kreisler, Chief Executive Officer

                  and,

         (b) If to the Seller, to:

                  GreenShift Corporation
                  535 West 34th Street, Suite 203
                  New York, New York 10001
                  Attn: Kevin Kreisler, Chief Executive Officer

Section 4.4       Assignments

This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any of the Parties hereto without the prior written consent of the other Party, except that this Agreement and such rights, interests and obligations may be assigned by Purchaser to one (1) or more Affiliates. Purchaser agrees that any such assignment shall not relieve Purchaser of its obligations hereunder.

Section 4.5       Entire Agreement

This Agreement (including the Schedules and any Exhibits hereto) embodies the entire agreement and understanding of the Parties with respect to the transactions contemplated hereby and supersedes all prior written or oral commitments, arrangements, understandings and agreements with respect thereto. There are no restrictions, agreements, promises, warranties, covenants or undertakings with respect to the transactions contemplated hereby other than those expressly sat forth herein.

Section 4.6       Modifications, Amendments and Waivers

At any time prior to the Closing, to the extent permitted by law, (i) Purchaser and Seller may, by written agreement, modify, amend or supplement any term or provision of this Agreement and (ii) any term or provision of this Agreement may be waived in writing by the Party which is entitled to the benefits thereof.

Section 4.7       Counterparts

This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one (1) and the same agreement and each of which shall be deemed an original. Each Party shall receive a fully signed copy of this Agreement.

Section 4.8       Governing Law

This Agreement shall be governed by the laws of the State of New Jersey and the United States of America (regardless of the laws that might be applicable under principles of conflicts of law or international law) as to all matters including, but not limited to, matters of validity, construction, effect and performance.

Section 4.9       Accounting Terms

All accounting terms used herein which are not expressly defined in this Agreement shall have the respective meanings given to them in accordance with generally accepted accounting principles on the date hereof.

Section 4.10      Severability

If any one (1) or more of provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

Section 4.11      Specific Performance

Purchaser and Seller recognize that any breach of the terms this Agreement may give rise to irreparable harm for which money damages would not be an adequate remedy, and accordingly agree that any non-breaching party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy as a remedy of money damages. If specific performance is elected as a remedy hereunder, the electing Party shall be deemed to have waive any claim for other damages, except reasonable attorneys fees, costs of suit and expenses related to the enforcement of specific performance.

Section 4.12      Consent to Jurisdiction

Seller and Purchaser hereby submit and consent to the exclusive venue and jurisdiction of the Supreme Court of the State of New York in respect of the interpretation and enforcement of the provisions of this Agreement, and hereby waive and agree not to assert as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that this Agreement may not be enforced in or by said courts or that its property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper. Seller and Purchaser agree that service of process may be made in any manner permitted by the laws of the State of New York or the federal laws of the United States in any such action, suit or proceeding against Seller or Purchaser with respect to this Agreement. Service of process upon such authorized agent shall be deemed, in every respect, effective service of process upon Seller or Purchaser and shall remain effective until Seller or Purchaser shall appoint another agent for service or process acceptable to the other Party. Seller and Purchaser agree that final judgment (with all right of appeal having expired or been waived) against it in any such action, suit or proceeding shall be conclusive and that the other Party is entitled to enforce such judgment in any other jurisdiction by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of indebtedness arising from such judgment.

Section 4.13      Binding Effect

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, legal representatives and assigns.

Section 4.14      Force Majeure

Neither Party hereto shall be liable for failure to perform any obligation under this Agreement if such failure to perform is caused by the occurrence of any contingency beyond the reasonable control of such Party, including, without limitation, fire, flood, strike or other industrial disturbance, failure of transport, accident, war, riot, insurrection, act of God or order of governmental agency or act of terrorism. Performance shall be resumed as soon as is possible after cessation of such cause. However, if such inability to perform continues for more than Ninety (90) days, the other Party may terminate this Agreement without penalty and without further notice.

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

HUGO INTERNATIONAL TELECOM, INC.

By:    /s/Kevin Kreisler
          --------------------------------
          Kevin Kreisler
          Chairman and Chief Executive Officer


GREENSHIFT CORPORATION

       /s/Kevin Kreisler
          --------------------------------
          Kevin Kreisler
          Chairman and Chief Executive Officer